Exhibit 10.46

CONSULTING AGREEMENT

THIS AGREEMENT (this "Agreement") is dated November 5, 2009 (the "Effective date"), between V3 Services Inc., a PA corporation (the "Consultant"), and DRS Inc., a NV corporation (the "Company").

WHEREAS, the Company and the Consultant desire to enter into an agreement pursuant to which the Consultant will provide services to the Company with respect to DRS, Inc.. (OTCBB: DRS) upon the terms set forth below.

NOW, THEREFORE, the parties agree as follows:

1.        Terms and Conditions of Engagement.

(a)           Engagement. Consultant shall perform such consulting and advisory services as the Company or any of its subsidiaries may reasonably require from time to time. The Consultant shall report to the President of the Company or to such other person(s) as the President shall designate

(b)           Contractor Relationship. The parties acknowledge and agree that the Consultant is an independent contractor to the Company, not an employee of the Company. The Consultant is not an agent of the Company and shall have no right to bind the Company. The Company will report all payments to be made hereunder as payments to the Consultant for independent contracting services. The Consultant shall not be treated for any purposes as an employee of the Company. The Consultant agrees to indemnify the Company with respect to all income taxes and payroll   taxes,   if any,   assessed   against   the   Company   with   respect   to   the   Consultant's compensation under this Agreement. This is a personal services contract for the services of the Consultant. The Consultant cannot satisfy the terms and conditions of this Agreement by making anyone else available to perform the services other than V3 Services, The Company shall have no right to control the manner or means by which the Consultant performs services hereunder; however, the Consultant shall  not take any action contrary to the Company's reasonable instructions,  and  the Consultant shall  devote sufficient business  time and  efforts to  the performance of services for the Company to complete the services within the time frames for completion established by the Company. The Consultant shall use its best efforts in such endeavors and perform its services with a level of care, skill, and diligence that a prudent professional acting in a like capacity and familiar with such matters would use.

(c)           Non-Circumvention. V3's Sources are a valuable asset of V3. These sources are mostly private investors who typically look to purchase stock in the open market, and who have been introduced to the Company by the Consultant.   The Company acknowledges that V3 Sources have been developed at considerable cost of time, effort, and resources, and as such, are fundamental to V3's livelihood and future.   Accordingly, the Company agrees not to make direct or indirect contact with any V3 lending sources except through V3. In the event that the Company, for bona fide business reasons, is of the reasonable opinion that, it must contact a given source other than by way of the Consultant, then the parties shall negotiate in good faith a waiver to this clause in respect of such source.   The Company further agrees not to knowingly disclose the names of V3 Sources to any third party.  This non-circumvention clause will remain in effect for Three (3) YEARS.

2.            Compensation.

(a)          Compensation. Commencing on the Effective Date the Company shall pay the Consultant a fee of Seven Hundred and Fifty Thousand (750,000) shares of OTCBB: DRSX free trading common stock, valued at $15,500.00, for its first one hundred and eighty (180) days of service. The stock is highly illiquid, and there is no current market value of the stock. The Company has the option to renew the contract for an additional one hundred and eighty (180) days of service at the completion of the initial six months.

(b)           Expenses. Consultant shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from lime to time, for all reasonable and necessary  expenses  and   business   travel   incurred  by  Consultant   in   connection  with   the performance of services hereunder; provided, however, Consultant shall, as a condition of such reimbursement, obtain preapproval of any expenses by the Company's President and submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

(c)           Development.   DRS Inc. is hiring V3 Services, Inc. to assist the Company in developing market makers and investor relations, as well as consulting and advisory services.

3.           Term and Termination.

(a)           Term. The term of this Agreement shall commence as of the Effective Date and, subject to earlier termination as provided in Section 3(b) hereof, will continue for a period of six months (the "Term").  The company will have the option at the completion of the Term to retain the Consultant for an additional six months.

(b)           Termination.   This Agreement, the Term, and the engagement of Consultant by the Company hereunder may be terminated at any time prior to the end of the Term by the Company or the Consultant for any reason whatsoever upon thirty (30) days prior written notice. Upon termination, the obligation of the Company to pay compensation shall cease and will be deemed canceled.

4.           Covenants.

(a)         Consultant agrees that upon termination of Consultant's engagement with the Company, it will return to the Company immediately all of the Company's property (including without limitation, credit cards, computer equipment, computer software, pagers, cellular phones, facsimile machines, and other equipment) and memoranda, books, papers, plans, information, letters and other data, and all copies thereof or there from, in any way relating to the business of the Company, its affiliates and subsidiaries, except that he may retain only those portions of personal notes, notebooks and diaries that do not contain Confidential Information. Consultant further agrees that it will not retain or use for Consultant's own benefit, purposes or account or the benefit, purposes or account of any other person, firm, partnership, joint venture, association, corporation or other business designation, entity or enterprise, other than the Company and any of its subsidiaries or affiliates, at any time any trade names, trademark, service mark, other proprietary business designation, patent, or other intellectual property used or owned in connection with the business of the Company or its affiliates.

(b)           During the period that Consultant is engaged by the Company and for a period of two (2) years following the date Consultant ceases to be engaged by the Company (the "Restricted Period"), Consultant will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information to any third party without the prior written consent of the Company, which may be withheld in the Company's absolute discretion.

(c)           During the period that Consultant is engaged by the Company and for so long thereafter as the respective information qualifies as  a trade secret  under applicable law, Consultant will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Trade Secrets to any third party without the prior written consent of the Company, which may be withheld in the Company's absolute discretion.

(d)           It is expressly understood and agreed that although Consultant and the Company consider the restrictions  contained  in  this  Section  4  to be reasonable,   if a  final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Consultant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect (he enforceability of any of the other restrictions contained herein.

(e)           Consultant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 4 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach, recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at faw, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

(f)           For purposes of this Section 4, the following words will have the following meanings:

(i)        "Company   Information"   means   Confidential   Information   and Trade Secrets.

(ii)       "Confidential Information" means data and information relating to the business of the Company which is or has been disclosed to Consultant or of which Consultant became aware as a consequence of or through his relationship with the Company and is not generally known to its competitors. Confidential Information shall not include any data or information which has been voluntarily disclosed to the public by the Company (except where such disclosure has been made by Consultant without authorization) or that has been independently developed and disclosed to the general public by others, or otherwise; entered (he public domain through lawful means.

(iii) 'Trade Secrets" means information of the Company, without regard to form, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public.

(g)          If this Agreement is terminated by the Consultant, at no fault of the Company's, prior to the expiration of ninety (90) days, Consultant agrees to transfer a prorated amount of the shares given to Consultant, by the Company, for its first ninety days of service, back to the Company.

Contracts or Other Agreements with Former Employer or Business,

Consultant hereby represents and warrants that Consultant is not subject to any employment or consulting agreement or similar document with a former employer or with any business as to which Consultant's engagement by the Company and provision of services hereunder would be a breach. For that reason, Consultant hereby represents and warrants that Consultant is not subject to any agreement which prohibits Consultant during a period of time which extends through the Term from any of the following: (i) providing services tor the Company hereunder by this Agreement; (ii) competing with, or in any way participating in a business which includes the Company's business; (iii) soliciting personnel of such former employer or other business lo leave such former employer's employment or to leave such other business; or (iv) soliciting customers of such former employer or other business on behalf of'another business.

6.            Miscellaneous.

(a)           Representations and Covenants.

(i)        The Company represents and warrants that this Agreement hasbeen authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

(ii) Consultant represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing the Consultant's duties in any way under this Agreement,

(b)           Successors; Binding Agreement.

(i) This Agreement shall not be assignable by Consultant, except to an entity owned and controlled by him. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company.

(ii) This Agreement is a personal contract and the rights and interests of Consultant hereunder may not be sold, transferred, assigned, pledged, encumbered, ror hypothecated by him or her, except its otherwise expressly permitted by the provisions of this Agreement.

(c)           Entire Agreement.   This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and on the Effective Date shall supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. Consultant represents that, in executing this Agreement, it does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to Ihe subject matter, basis or effect of this Agreement or otherwise,

(i)             intent of Agreement.    This Agreement will be interpreted as though drafted equally by all parties, where the parties agree that it accurately reflects the intent and understanding of each party and should not be construed against either party if there is any dispute over the meaning or intent of the provisions.

(d)           Amendment..of Modification: Waiver.   No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Consultant and by a duly authorized officer of the Company,  No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

(e)           Notices.    Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at (he address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To Consultant at:	Mr. Jonathan Farber President/CEO V3 Services Inc. 4 Orchand Way Yardsley, PA 19670

To the Company at:	Mr. Daniel Mendes President PO Box 726 Bothell, WA 98041

Any notice delivered personally or by courier under this Section 6 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

(f)           Severability. If any provision, of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(g)           Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

(h)          Governing Law and Dispute Resolution. This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Pennsylvania, without regard to the conflict of law principles thereof, In regard to any action to enforce or interpret this Agreement, or otherwise arising out of or relating to this Agreement, each party agrees that such matter shall be resolved exclusively by binding arbitration in Pennsylvania, before a single arbitrator in accordance with the commercial rales of the American Arbitration Association then in effect, provided, however, that the parties agree that the Company may seek injunctive or other equitable relief in a court of law to enforce its rights under Section 4 of this Agreement. To the extent any action is filed in a court of law seeking injunctive or other equitable relief to enforce Consultant's obligations under Section 4, each party (i) consents and submits to personal jurisdiction and venue in the Supreme Court, State of Pennsylvania (collectively, referred to as the "Court"); (ii) waives any and all objections to jurisdiction and venue in the Court; and (iii) waives any objection that the Court is an inconvenient forum.

(i) Headings. All descriptive headings of sections and subsections in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) Integration. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes alt prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

(l) Failure To Enforce Not A Waiver. The failure of the Company or the Consultant to enforce at any time any provision of this Agreement shali in no way be construed to be a waiver of such provisions or any other provision hereof.

IN WITNESS WHEREOF, the Company and Consultant have each executed and delivered this Agreement as of the date first shown above.